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                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                            Statement of Income
                     Twelve Months Ended June 30, 1998
                                (Unaudited)
                                                               (In Thousands)
Equity in earnings of subsidiaries                                  $225,942
Interest income - subsidiaries                                         1,687
                                                                    --------
      Total income from subsidiaries                                 227,629
Other income                                                             169
                                                                   ---------
      Total income                                                   227,798

Corporate and fiscal expenses (includes $1,550,000 for cost
 of services billed by an affiliated company)                          5,925
Federal income taxes                                                  (1,844)
                                                                   ---------
      Income before interest                                         223,717
Interest                                                               6,083
                                                                   ---------

      Net income                                                   $ 217,634
                                                                   =========



                      Statement of Retained Earnings


Retained earnings at beginning of period                           $ 904,827
Net income                                                           217,634
Dividends declared on common shares                                 (151,628)
                                                                   ---------
Retained earnings at end of period                                 $ 970,833
                                                                   =========
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